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                                                                     EXHIBIT 4.5

                              OCCAM NETWORKS, INC.

             SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     This Second Amended and Restated Investors' Rights Agreement (this "Agreement") is made and entered into as of March 8, 2004 by and among Occam Networks, Inc., a Delaware corporation (the "Company"), and the undersigned purchasers (each, an "Investor" and collectively, the "Investors") of the Company's Series A Preferred Stock (as defined herein) originally issued pursuant to the Series A Preferred Stock Purchase Agreement dated as of December 19, 2002 (the "2002 Purchase Agreement") and/or shares of the Company's Series A-2 Preferred Stock (as defined herein) issued pursuant to the Series A-2 Preferred Stock Purchase Agreement (the "2003 Purchase Agreement") dated as of November 19, 2003 as amended by Amendment No. 1 to Series A-2 Preferred Stock Purchase Agreement of even date herewith (the "Amendment" and together with the 2003 Purchase Agreement, the "Amended Purchase Agreement"). This Agreement amends and restates in its entirety the First Amended and Restated Investors' Rights Agreement dated as of November 19, 2003 (the "Prior Agreement") in accordance with Section 21(e) thereof and shall become effective at such time as it has been executed and delivered by the Company and the requisite Investors (as constituted pursuant to the Prior Agreement) specified in such Section 21(e).

                                    Recitals

     WHEREAS, certain of the Investors propose to purchase, and the Company proposes to issue and sell to such Investors, additional shares of Series A-2 Preferred in accordance with the Amended Purchase Agreement;

     WHEREAS, the Company and the Investors as then constituted entered the Investors' Rights Agreement dated as of December 9, 2002 (the "First Agreement") in connection with the sale and issuance of the Series A Preferred pursuant to the 2002 Purchase Agreement, and such shares of Series A Preferred have since been converted into shares of Common Stock (as defined herein);

     WHEREAS, in connection with the sale and issuance of the Series A-2 Preferred, the Company and the Investors as then constituted entered the Prior Agreement, which remains in effect with respect to such Investors and which amended and restated the First Agreement in its entirety.

     WHEREAS, as an inducement to investment funds affiliated with Alta Partners to purchase shares of Series A-2 Preferred pursuant to the Amended Purchase Agreement, the Company and the existing Investors have agreed to amend and restate the Prior Agreement as set forth herein.

     NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Investors and the Company agree that the Prior Agreement is hereby amended and restated, and replaced in its entirety, as follows:

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     1.   Definitions. As used in this Agreement:

          (a)  "Alta Warrant" shall have the meaning set forth in the Amendment.

          (b) "Commitment Warrant" shall have the meaning set forth in the Amendment.

          (c) "Convertible Notes" shall have the meaning set forth in the Amendment.

          (d) "Common Stock" shall mean the Company's common stock, par value $0.001 per share.

          (e) "Closing" shall mean the date of the initial sale of shares of Series A-2 Preferred pursuant to the Amendment.

          (f) "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

          (g) "Holder" shall mean (i) an Investor or (ii) a transferee to whom registration rights granted under this Agreement are assigned in accordance with this Agreement.

          (h) "New Securities" shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into such capital stock and that are issued after the Closing; provided, however, that "New Securities" shall in no event be deemed to include: (i) any shares of capital stock, including any rights, options, or warrants to purchase shares of capital stock, that have been subject to the rights contained in Section 12 of this Agreement where such rights have either been exercised or waived or have expired in accordance with this Agreement; (ii) any securities issued pursuant to the 2003 Purchase Agreement or the Amended Purchase Agreement; (iii) the Convertible Notes and any equity securities of the Company issued or issuable upon conversion thereof; (iv) the Commitment Warrants and any equity securities of the Company issued or issuable upon exercise thereof; (iv) the Alta Warrant and any equity securities of the Company issued or issuable upon exercise thereof (including any Common Stock issuable upon conversion of the shares of Series A-2 Preferred issuable upon exercise of the Alta Warrant); (v) rights to acquire shares of Series A-2 Preferred offered pursuant to the Rights Offering and any shares of Series A-2 Preferred sold and issued in accordance therewith; (vi) any shares of the Company's capital stock issued or issuable upon conversion of the Series A-2 Preferred or any other right, option, or warrant outstanding as of the date of this Agreement (provided such other right, option, or warrant is described in Section 3.3 of the 2003 Purchase Agreement) to acquire shares of the Company's capital stock; (vii) securities issued by the Company in one or more transactions where the securities issued in the transaction or transactions have been unanimously approved by directors present at a properly noticed meeting of the board of directors or unanimously approved by a written consent of the directors as securities that should not be deemed to be "New Securities";
(viii) securities offered to the public by the Company pursuant to a registration statement filed under the Securities Act; (ix) securities issued to customers, commercial partners (including technology partners, marketing partners or distribution

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partners), vendors, lenders, and equipment lessors of the Company, other than in a transaction whose principal purpose is to raise additional working capital for the Company, provided that such issuance is unanimously approved by directors present at a properly noticed meeting of the board of directors or unanimously approved by a written consent of the directors; (x) securities issued in connection with the Company's acquisition of any business, product, or technology by way of merger, asset purchase, reorganization, or other means, provided that such issuance is unanimously approved by directors present at a properly noticed meeting of the board of directors or unanimously approved by a written consent of the directors; (xi) shares of Common Stock (or options, warrants or rights therefor) granted or issued hereafter to employees, officers, directors, contractors, consultants or advisers to, the Company or any subsidiary pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Company's board of directors or by the compensation committee of the board of directors; and (xii) securities issued in connection with any proportionate stock split, stock dividend or distribution, recapitalization, or similar event by the Company.

          (i) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          (j) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration, and the reasonable fees and disbursements of one special counsel for the Holders.

          (k) "Registrable Securities" shall mean for each Holder, (i) shares of Common Stock of the Company issued to such Holder upon conversion of the Series A Preferred; (ii) shares of Common Stock of the Company issued or issuable to such Holder upon conversion of the Series A-2 Preferred; (iii) shares of Common Stock of the Company issued or issuable to such Holder upon conversion of the Series A-2 Preferred issued or issuable upon exercise of the Alta Warrant; (iv) shares of Common Stock issued or issuable upon the Convertible Notes; (v) shares of Common Stock issued or issuable upon exercise of the Commitment Warrants; and (vi) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i), (ii), (iii), (iv), or (v) above; provided, however, that such shares of Common Stock shall cease to be Registrable Securities at such time as (i) they have been registered for resale pursuant to a prospectus included in the effective registration statement contemplated pursuant to
Section 2 hereof, which registration statement has been effective for the periods specified in Section 2(b) and 2(c), or (ii) they are otherwise available for resale under Rule 144 of the Securities Act within a single 90 day period.

          (l) "Rights Offering" shall mean the offer, sale, and/or issuance of rights to purchase shares of Series A-2 Preferred to stockholders of the Company pursuant to a registration statement filed with and declared effective by the SEC, as contemplated by Section 2.1(f) of the 2003 Purchase Agreement, such Rights Offering to be effected after the Closing on terms and conditions to be approved by the Company's Board of Directors.

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          (m)  "SEC" shall mean the United States Securities and Exchange
Commission.

          (n) "Securities Act" shall mean the United States Securities Act of 1933, as amended.

          (o) "Series A Preferred Stock" or "Series A Preferred" shall mean the Series A Convertible Preferred Stock of the Company, par value $0.001 per share, issued pursuant to the 2002 Purchase Agreement, which Series A Preferred is no longer outstanding and of which no shares of authorized Preferred Stock of the Company are currently designated.

          (p) "Series A-2 Preferred Stock" or "Series A-2 Preferred" shall mean the Series A-2 Convertible Preferred Stock of the Company, par value $0.001 per share.

          (q) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

          (r) "Significant Holder" shall mean a Holder who holds at least at least 100,000 shares of Series A-2 Preferred (subject to adjustments for stock splits, stock dividends, reverse stock splits and the like), or at least such number of shares of Common Stock as were issued upon conversion of 100,000 shares of Series A-2 Preferred Stock (each subject to adjustments for stock splits, stock dividends, reverse stock splits and the like).

     2.   Holder Registration.

          (a) The Company will use commercially reasonable efforts to cause the Registrable Securities held by the Holders to be registered under the Securities Act so as to permit the resale thereof, and in connection therewith shall prepare and file with the SEC in accordance with Section 2(b) below a registration statement on such form as may then be available to effect the registration of the Registrable Securities. The offering made pursuant to such registration shall not be underwritten.

          (b) The Company shall (i) prepare and file with the SEC the registration statement in accordance with Section 2 hereof with respect to the Registrable Securities on or before the date 45 days after Closing and shall use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until the sooner to occur of (A) the date on which all Registrable Securities included within such registration statement have been sold; (B) the date on which Holders of all Registrable Securities are able to sell such Registrable Securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act within a single 90 day period, provided, however, that the Company shall provide each Holder with 10 trading days' notice before rescinding the effectiveness of such registration statement pursuant to this subparagraph 2(b)(i)(B); or (C) two years following the effective date of the registration statement; (ii) in the event the SEC determines not to review such registration statement, request the declaration of the effectiveness of such registration statement as of a date within 5 days of such determination by the SEC; (iii) prepare and file with the SEC such amendments to such registration statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to

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comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities to be registered by such registration statement; (iv) furnish to each Holder such number of copies of any prospectus (including any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as such Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain effective; (v) use commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of such Registrable Securities in such jurisdictions; and (vi) notify each Holder, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; provided, further, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2 after the Company has effected one such registration pursuant to this Section 2 and such registration has been declared or ordered effective.

          (c) Notwithstanding subsection (b) above, if upon a termination of the effectiveness of the registration statement pursuant to Section 2(b), any Holder(s) would not otherwise be able to sell all Registrable Securities then held by such Holder within a single 90-day period under Rule 144, the Company shall take such actions as may be necessary, whether by filing a new registration statement or amending an existing registration statement, to extend the effectiveness of such registration statement and keep such registration statement effective until such time as all such shares may be sold by such Holder under Rule 144 within a single 90-day period.

     3.   Piggyback Registration.

          (a) The Company may from time to time determine to register for sale shares of Common Stock for its own account, other than (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a transaction pursuant to Rule 145 promulgated under the Securities Act, and in connection with such determination, shall file with the SEC a registration statement to register such Common Stock (a "Registered Sale"). In the event of such determination, the Company will give to each Holder written notice thereof at least 20 days (but not more than 60 days) prior to the filing of such registration statement, and will include in the Registered Sale (and any related qualification under blue sky laws or other related compliance) all the Registrable Securities specified by the Holders in their written request or requests to the Company, made within 15 days after receipt of such written notice from the Company, subject, however, to the marketing limitation set forth in subsection (b) below. If the registration statement under which the Company gives notice under this subsection (a) is for an underwritten offering, the Company shall so advise the Holders. A Registered Sale, including (if applicable) the form of underwriting agreement to be entered into by the Company, the underwriter(s) and any selling stockholders, shall be on customary terms. The underwriter(s) for an underwritten offering shall be selected by the Company in its sole discretion.

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          (b)  The right of any Holder to registration pursuant to this section shall be conditioned upon such Holder's participation in the Registered Sale and the inclusion of Registrable Securities in the Registered Sale to the extent provided herein. All Holders shall (together with the Company and the other holders distributing their securities through the Registered Sale) enter into an underwriting agreement in customary form with the managing underwriter. Notwithstanding any other provision of this section, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration and underwriting; provided, however, that (i) all shares that are not Registrable Securities and are held by other selling stockholders, including, without limitation, persons who are employees or directors of the Company (or any subsidiary of the Company), shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded, (ii) all securities requested to be included by the Holders shall share pro rata in the number of shares to be excluded from such registration, such sharing to be based on the respective numbers of shares owned by each stockholder, and (iii) any such limitation shall not prevent the Holders of Registrable Securities requesting to be included in such registration from including Registrable Securities representing up to 30% of the total number of shares registered thereby. In such event, the Company shall so advise all Holders of Registrable Securities which would otherwise be registered pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration shall be allocated among the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested to be included by such Holders in accordance with subsection (a) above. To facilitate the allocation of shares in accordance with the above provision, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder disapproves of the terms of the Registered Sale, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. If a Holder decides not to include all of its Registrable Securities in any registration statement filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement as may be filed by the Company, all upon the terms hereof.

          (c) Termination of Piggyback Rights. Notwithstanding any other provision of this Agreement, the Company's obligations pursuant to this Section 3 shall terminate at such time as it has effected two (2) registrations in accordance herewith.

     4. Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under Section 3 prior to the effectiveness of the registration whether or not any Holder has elected to include securities in such registration.

     5. Notice to the Company; Suspension of Prospectus. Each Holder shall provide the compliance officer designated by the Company with written notice at least two business days prior to any transfer, sale or other disposition of Registrable Securities under any registration statement filed pursuant to
Section 2 of this Agreement (a "Requesting Holder"). The Company may by written notice to such Requesting Holder delivered within two business days of receipt of such notice restrict the proposed offer, sale, transfer, or disposition of such Registrable Securities if the Company, in its reasonable judgment, has determined that such transactions would require public disclosure by the Company of material non-public information that is not included in such registration. The notice referred to in the preceding sentence shall set forth the Company's good

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faith estimate of the number of days during which the Requesting Holder is to refrain from the proposed offer, sale, transfer of disposition of Registrable Securities. Upon receipt of such notice, the Requesting Holder agrees not to effect any offer, sale, transfer, or other disposition of Registrable Securities pursuant to such registration statement for the period of days set forth in the Company's notice. In the event the Company determines that the Requesting Holder is able to effect a transfer, sale or other disposition as requested prior to the date the Company estimated, the Company shall provide an updated notice to the Requesting Holder. In any event, in the event of a delivery of the notice described above by the Company, for a period of 15 trading days following the expiration of the time period stated in the notice, a Holder may effect an offer, sale, transfer or other disposition of Registrable Securities without restriction under this Section 5. Notwithstanding the foregoing, the Company may not, without the consent of the holders of a majority of the then-outstanding Registrable Securities, restrict the transfer, sale or other disposition of the Registrable Securities under any registration statement filed pursuant to this Agreement for more than 20 consecutive trading days or 90 trading days during any 365-day period.

     6.   Indemnification.

          (a) The Company will indemnify and hold harmless each Holder, each of its officers, directors, partners, members, stockholders, legal counsel and any underwriter (as defined in the Securities Act) for the Holder, and each person controlling such Holder or underwriter within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation promulgated thereunder applicable to the Company or any state securities law applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse (on an as incurred basis), each Holder, each of its officers, directors, partners, members, and each person controlling such Holder, for any reasonable legal and other expenses incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information with regard to a Holder furnished to the Company by such Holder for use by the Company in connection with a registration as required by Section 8 hereof; and provided further, however, that the Company will not be liable to any such person or entity with respect to any such untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus that is corrected in the final prospectus filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act (or any amendment or supplement to such prospectus) if the person asserting any such loss, claim, damage or liability purchased securities but was not sent or given a copy of the prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such securities to

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such person in any case where such delivery of the prospectus (as amended or supplemented) is required by the Securities Act, unless such failure to deliver the prospectus (as amended or supplemented) was a result of the Company's failure to provide such prospectus (as amended or supplemented).

          (b) Each Holder shall indemnify the Company, each of its directors and officers and each person who controls the Company within the meaning of
Section 15 of the Securities Act against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company and such directors, officers and partners and members, persons, or control persons of the Company for any reasonable legal or other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information with regard to the Holder furnished to the Company by such Holder for use by the Company in connection with a registration as required by Section 8 hereof. The liability of a Holder under this Section 6(b) shall not exceed the proceeds from the offering received by such Holder, prior to deduction of any commissions, transfer taxes or other selling expenses incurred with respect to such sale.

          (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action (and then only to the extent of such prejudice). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Any Indemnified Party shall reasonably cooperate with the Indemnifying Party in the defense of any claim or litigation brought against such Indemnified Party.

          (d) If the indemnification provided for in this Section 6 is for any reason not available to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the

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relative fault of the Indemnifying Party on the one hand and of the Indemnified
Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as will as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or the alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The liability of a Holder under this Section 6(d) shall not exceed the proceeds from the offering received by such Holder less any amounts paid pursuant to Section 6(b), prior to deduction of any commissions, transfer taxes or other selling expenses incurred with respect to such sale.

     7. Expenses. The Company shall bear all Registration Expenses incurred in connection with (i) a registration declared effective by the SEC pursuant to
Section 2 here and (ii) of any registration, qualification or compliance pursuant to Section 3 hereof. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf, provided, that any applicable taxes with respect to stock sold by a particular Holder shall be borne entirely by such Holder.

     8. Information by Holder. Each Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by it, the manner in which such Holder holds any securities of the Company and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

     9. Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to use commercially reasonable efforts to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date hereof;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

     10. Limitation on Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may not be assigned or transferred, except that such right is assignable by each Holder to (i) an "affiliate" of such Holder (as defined in Rule 12b-2 under the Exchange Act), or (ii) to a partner, active or retired of such Holder. As a condition to any permitted transfer hereunder, such transferee shall agree in writing for the benefit of the Company to be bound by this Agreement.

     11.  Limitation on Subsequent Registration Rights.

          (a) From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (i) to include such securities in any registration filed under Section 2 or Section 3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which are included, or (ii) to make a demand registration which could result in such registration statement being declared effective prior to the date that is 120 days after the effective date of a registration effected pursuant to Section 2 hereof.

          (b) Notwithstanding the foregoing, each Holder acknowledges and agrees that the Company has granted Silicon Valley Bank pari passu registration rights pursuant to Section 3.3 of the Warrant to Purchase Stock dated as of June 16, 2003. Each Holder acknowledges and agrees that such registration rights shall remain effective after the date hereof and hereby waives any breach, default, or other violation that may have existed under the First Agreement in connection with the grant of such registration rights and any remedy or remedies that may exist with respect thereto.

     12. Right of Participation. The Company hereby grants to each Significant Holder the right to purchase its pro rata share of any New Securities which the Company may, from time to time, propose to sell and issue. A Significant Holder's pro rata share, for purposes of this right of participation, is the ratio that the number of shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock or the Series A-2 Preferred Stock owned by such Significant Holder, immediately prior to the issuance of New Securities, bears to the total number of shares of Common Stock outstanding as reported in the Company's most recent Form 10-K or Form 10-Q, as the case may be, filed with the SEC under the Exchange Act. This right to participate shall be subject to the following provisions:

          (a) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Significant Holder written notice of its bona fide intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Significant Holder shall have ten days after any such notice is effective as determined pursuant to Section 22(b) hereof to agree to purchase such Significant Holder's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

          (b) In the event the Significant Holders fail to exercise fully the right to participate within said ten day period, the Company shall have 90 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 30 days from the date of said agreement) to sell the New Securities respecting which the Significant Holders' right to participate set forth herein was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to Significant Holders pursuant to subsection
(a) above. In the event the Company has not sold within such 90-day period or entered into an agreement to sell the New Securities in accordance with the foregoing within 30 days from the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Significant Holders in the manner provided in subsection (a) above.

          (c) Each Significant Holder (as constituted pursuant to the Prior Agreement) hereby waives the application of this provision pursuant to the First Agreement, and waives all applicable notice provisions relating thereto, in connection with the sale and issuance of (i) Series A-2 Preferred pursuant to the 2003 Purchase Agreement or the Amended Purchase Agreement; (ii) the Alta Warrant pursuant to the Amendment; and (iii) the Convertible Notes and the Commitment Warrants, when and if issued.

     13. Limitation on Assignment of Right to Participate. The rights of the Significant Holders to participate in sales of New Securities may not be assigned or transferred, except that such right is assignable by each Significant Holder to (i) an "affiliate" of such Significant Holder (as defined in Rule 12b-2 under the Exchange Act) or (ii) to a partner (active or retired), parent, child or spouse of such Holder, or to a trust for the direct or indirect benefit of any of the foregoing, provided, that in the case of either (i) or
(ii) such transferee together with its affiliates holds after such transfer at least 66,667 shares of Series A Preferred Stock or 50,000 shares of Series A-2 Preferred Stock or at least the number of shares of Common Stock as were issued upon conversion of 66,667 shares of Series A Preferred Stock or 50,000 shares of Series A-2 Preferred Stock (subject, in each case, to adjustments for stock splits, stock dividends, reverse stock splits and the like).

     14. Termination of Right to Participate. The rights of the Significant Holders to participate in sales of New Securities shall terminate upon the earlier of (i) the second anniversary of this Agreement or (ii) when such Holder ceases to be a Significant Holder.

     15. Transfer Restrictions of the Registrable Securities. Each Holder further agrees not to sell or otherwise make any disposition or transfer of all or any portion of the Registrable Securities held by such Holder except (i) to an "affiliate" of such Holder (as defined in Rule 12b-2 under the Exchange Act), or (ii) to a partner (active or retired), parent, child or spouse of such Holder, or to a trust for the direct or indirect benefit of any of the foregoing (and in each case under subsection (i) and (ii) hereof, as a condition to transfer, such transferee shall agree in writing for the benefit of the Company to be bound by this Agreement), or unless:

          (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (b) Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

     Notwithstanding the foregoing, a Holder may, without restriction, transfer all or any portion of such Holder's Registrable Securities (i) pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations in which the stockholders of the Company receive distributions in cash or securities of another entity or entities as a result of such transaction, and in which the stockholders of the Company, immediately prior to such merger or consolidation hold, immediately after such merger or consolidation, less than a majority of the outstanding voting securities of the surviving or successor corporation or its parent, (ii) pursuant to the winding up and dissolution of the Company, (iii) pursuant to a registration effected in accordance with Section 2 or Section 3 hereof, or (iv) in compliance with Rule 144.

     16. Restrictive Legends. Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

     COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR VOTING AND TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS
     CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL
     EXECUTIVE OFFICE OF THE COMPANY.

     17. Market Stand-Off Agreement. Each Investor and any permitted transferee hereunder agrees, in connection with the first registration of the Company's securities in connection with an underwritten public offering following the date hereof, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any securities of the Company without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters may specify; provided that (i) all officers and directors of the Company then holding capital stock of the Company and (ii) all stockholders holding in the aggregate at least 5% of the fully-diluted equity securities of the Company are bound by similar agreements. The foregoing restriction shall not apply to any securities of the Company held by an Investor that are included in such registration. Each Investor agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section. Notwithstanding any other provision of this Agreement, the Company may assign the obligations of each Investor under this Section 17 to any underwriter of the Company's securities.

     18. Covenant Against Indebtedness. The Company agrees, that prior to December 19, 2005, the approval of the Holders of two-thirds of the then outstanding "Investor Securities" (as defined below) will be required for: (i) any debt financing, including convertible debt financings, in excess of $750,000, in the aggregate, other than (a) financing for the purchase or lease of capital equipment that is secured by the capital equipment, (b) accounts receivable financing that is secured by the accounts receivable of the Company,
(c) normal trade debt, (d) borrowings under the Loan and Security Agreement dated as of June 16, 2003 between the Company and Silicon Valley Bank (the "Loan Agreement"); or (e) the Convertible Notes; or (ii) any grant of a security interest in the intellectual property of the Company. "Investor Securities" shall mean the Series A Preferred Stock and Series A-2 Preferred Stock issued pursuant to the 2002 Purchase Agreement, 2003 Purchase Agreement and the Amended Purchase Agreement, respectively, and any Common Stock issued upon conversion thereof, or as a dividend, distribution, exchange or replacement in respect thereof; provided, however, that "Investor Securities" shall not include any shares of Common Stock that are transferred to a person or entity that is not an "Investor" under the 2002 Purchase Agreement or the 2003 Purchase Agreement or a partner (including former partners) or affiliate of the same. Each holder of Investor Securities hereby waives any breach, default, or other violation that may exist under the First Agreement or the Prior Agreement with respect to the Loan Agreement and any remedy or remedies that may exist with respect thereto.

     19.  Negative Covenants.

          (a) The Company agrees that the approval of the Holders of two-thirds of the then outstanding A-2 Securities will be required to (i) increase to the number of shares designated by the Company's Certificate of Designation as Series A-2 Preferred Stock; (ii) designate, authorize, or issue, or obligate itself to designate, authorize, or issue, any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over, or being on a parity with, the Series A-2 Preferred Stock with respect to dividends, liquidation or redemption (other than issuances of Series A-2 Preferred Stock pursuant to the 2003 Purchase Agreement and the Amendment, issuances of the Convertible Notes, and in accordance with the Rights Offering); (iii) pay any dividend or make any distribution upon any share or shares of Preferred Stock or Common Stock of the Company; (iv) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock of the Company; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal.

          (b) "A-2 Securities" shall mean shares of Series A-2 Preferred Stock issued pursuant to the 2003 Purchase Agreement and the Amendment or upon exercise of the Alta Warrant.

          (c) The Company acknowledges and agrees that it would be impossible to measure in money the damages a holder of A-2 Securities may incur in the event the Company fails to comply with its obligations under this Section 19, and in the event of such failure to comply, a holder of A-2 Securities will not have an adequate remedy at law for damages. Accordingly, with respect only to compliance with this Section 19, the Company hereby agrees that injunctive relief or other equitable relief, in addition to remedies at law for damages, is the appropriate remedy for any such failure, and the Company will not oppose the granting of such relief on the basis that such holders have an adequate remedy at law.

     20. Covenant About Investment Advisors Act. The Company agrees that it will take such actions as may from time to time be necessary to insure that the Company does not become subject to the Investment Advisors Act of 1940, as amended.

     21. Covenants of the Investors. Each Investor agrees that it will not, without the written consent of Alta California Partners III, L.P., effect or permit any person under the control of such Investor to effect any Series A-2 Consent (as defined herein) that would reasonably be expected to result in a Series A-2 Event (as defined herein). For purposes of this Agreement, (i) a "Series A-2 Event" means either (A) the automatic conversion into Common Stock of the outstanding shares of Series A-2 Preferred pursuant to Section 6(b) of the Company's Certificate of Designation of Series A-2 Convertible Preferred Stock as filed with the Delaware Secretary of State (the "Certificate of Designation") or (B) the waiver of the treatment of any specified transaction as a "Liquidation" pursuant to Section 4(b) of the Certificate of Designation, and
(ii) a "Series A-2 Consent" shall mean the voting of shares of Series A-2 Preferred held by such Investor, the submission of any proxy with respect to the voting of Series A-2 Preferred held by such Investor, or the execution or delivery of any written consent with respect to any shares Series A-2 Preferred held by such Investor. Notwithstanding any other provision of this Agreement imposing restrictions on transfer, each Investor agrees that it will not sell, pledge, hypothecate, or otherwise transfer any shares of Series A-2 Preferred unless the transferee thereof agrees to be bound by the provisions of this
Section 21. Each Investor acknowledges and agrees that it would be impossible to measure in money the damages that Alta may incur in the event such Investor fails to comply with its obligations under this Section 21, and in the event of such failure to comply, Alta will not have an adequate remedy at law for damages. Accordingly, with respect only to compliance with this Section 21, each Investor hereby agrees that injunctive relief or other equitable relief, in addition to remedies at law for damages, is the appropriate remedy for any such failure, and no Investor will oppose the granting of such relief on the basis that Alta has an adequate remedy at law.

     22.  Miscellaneous.

          (a) Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties to this Agreement, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          (b) Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in the County of Santa Clara in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California).

          (c) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

          (d) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile, or otherwise delivered by hand or by messenger addressed:

               (i) if to an Investor, at the Investor's address or facsimile number as shown on Exhibit B to the Amendment; or

               (ii) if to the Company, at its address at 77 Robin Hill Road, Santa Barbara, California 93117 or facsimile number at (805) 692-2999 and addressed to the attention of the President, or at such other address or facsimile number as the Company shall have furnished to the Investors; with a copy to Wilson Sonsini Goodrich & Rosati, Professional Corporation at 650 Page Mill Road, Palo Alto, California 94304-1050 and addressed to the attention to Thomas C. DeFilipps and Robert F. Kornegay.

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer. Any party may amend its address for receipt of notice by delivering written instructions to the other party in accordance with this Section 22(d).

          (e) Amendment and Waiver. This Agreement may be amended, or any provision waived, only upon the written consent of the Company and two-thirds in interest of the Holders; provided, however, that any amendment to, or waiver under, (i) Sections 12, 13, or 14 shall require the written consent of the Company and a majority-in-interest of the Significant Holders; (ii) Section 18 shall require the written consent of the Company and holders of two-thirds of the then-outstanding Investor Securities; (iii) Section 19 shall require the written consent of holders of two-thirds of the then-outstanding A-2 Securities; and (iv) Section 21 shall require the written consent of Alta and Investors (excluding Alta) holding a majority of then outstanding Series A-2 Preferred; and provided further, however, that any amendment adversely affecting one or more Holders or Significant Holders, as applicable, that does not so affect all Holders or Significant Holders, as applicable, shall require the written consent of such adversely affected Holder or Significant Holder.

          (f) Confidentiality. Anything in this Agreement to the contrary notwithstanding, no Holder by reason of this Agreement shall have access to any trade secrets or classified information of the Company. Each Holder acknowledges that the information received by them pursuant to this Agreement may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information who are subject to confidentiality obligations to such Holder, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental authority.

          (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (h) Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Investors' Rights Agreement effective as of the day and year first above written.

"COMPANY"                           OCCAM NETWORKS, INC.
                                    a Delaware corporation


                                    By:    /s/ Robert L. Howard-Anderson
                                           -------------------------------------
                                    Name:  Robert L. Howard-Anderson
                                    Title: President and Chief Executive Officer

"ALTA"                              ALTA CALIFORNIA PARTNERS III, L.P.
(also Investors hereunder)

                                    By:    Alta California Management
                                           Partners III, LLC


                                    By:    /s/ Khaled Nasr
                                           -------------------------------------
                                           Director

                                    ALTA EMBARCADERO PARTNERS III, LLC


                                    By:    /s/ Hilary Strain
                                           -------------------------------------
                                           V.P. of Finance and Administration


         [Signature Page to Second Amended Investors' Rights Agreement]

                                    "INVESTOR"

                                    U.S. Venture Partners VII, L.P.
                                    2180 Associates Fund VII, L.P.
                                    USVP Entrepreneur Partners VII-A, L.P.
                                    USVP Entrepreneur Partners VII-B, L.P.
                                    By Presidio Management Group VII, L.L.C.
                                    The General Partner of Each


                                    By:    /s/ Michael P. Maher
                                           -------------------------------------
                                    Name:  Michael P. Maher
                                           -------------------------------------
                                    Title: Attorney-In-Fact
                                           -------------------------------------

                                    U.S. Venture Partners V, L.P.
                                    USVP V International, L.P.
                                    2180 Associates Fund V, L.P.
                                    USVP V Entrepreneur Partners, L.P.
                                    By Presidio Management Group V, L.L.C.
                                    The General Partner of Each


                                    By:    /s/ Michael P. Maher
                                           -------------------------------------
                                    Name:  Michael P. Maher
                                           -------------------------------------
                                    Title: Attorney-In-Fact
                                           -------------------------------------


               [Signature Page to Second Amended Rights Agreement]

                                    "INVESTOR"

                                    Norwest Venture Partners VIII, L.P.
                                    By:  Itasca VC Partners VIII, LLP
                                    Its: General Partner


                                    By:    /s/ Promod Haque
                                           -------------------------------------
                                    Name:  Promod Haque
                                           -------------------------------------
                                    Title: Managing Partner
                                           -------------------------------------

                                    NVP Entrepreneurs Fund VIII, L.P.
                                    By:  Itasca VC Partners VIII, LLP
                                    Its: General Partner


                                    By:    /s/ Promod Haque
                                           -------------------------------------
                                    Name:  Promod Haque
                                           -------------------------------------
                                    Title: Managing Partner
                                           -------------------------------------


               [Signature Page to Second Amended Rights Agreement]

                                    "INVESTOR"

                                    Hook Partners V, L.P.


                                    By:    /s/ David Hook
                                           -------------------------------------
                                           David Hook, General Partner


               [Signature Page to Second Amended Rights Agreement]

                                    "INVESTOR"

                                    New Enterprise Associates 9, L.P.
                                    By: NEA Partners 9, L.P.
                                    Its General Partner


                                    By:    /s/ Thomas C. McConnell
                                           -------------------------------------
                                    Name:  Thomas C. McConnell
                                           -------------------------------------
                                    Title: General Partner
                                           -------------------------------------


               [Signature Page to Second Amended Rights Agreement]

                                    "INVESTOR"

                                    Windward Ventures, L.P.

                                    By:    Windward Ventures Management, L.P.
                                    Title: General Partner


                                    By:  /s/ M. David Titus
                                       -----------------------------------------
                                    Name:  M. David Titus
                                    Title: General Partner

                                    Windward Ventures 2000, L.P.

                                    By:    Windward 2000, LLC
                                    Title: General Partner


                                    By:  /s/ M. David Titus
                                       -----------------------------------------
                                    Name:  M. David Titus
                                    Title: Managing Member

                                    Windward Ventures 2000-A, L.P.

                                    By:    Windward 2000, LLC
                                    Title: General Partner


                                    By:  /s/ M. David Titus
                                       -----------------------------------------
                                    Name:  M. David Titus
                                    Title: Managing Member


               [Signature Page to Second Amended Rights Agreement]